As filed with the Securities and Exchange Commission on May 27, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Charlotte Russe Holding, Inc.

(Exact name of registrant as specified in its charter)

Delaware	33-0724325
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

4645 Morena Boulevard

San Diego, California 92117

(Address of principal executive offices) (Zip code)

Charlotte Russe Holding, Inc. 2009 Equity Incentive Plan

(Full title of the plan)

Frederick G. Silny

Executive Vice President, Chief Financial Officer,

Treasurer and Corporate Secretary

Charlotte Russe Holding, Inc.

4545 Morena Boulevard

San Diego, CA 92117

(858) 587-1500

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

Frederick T. Muto, Esq.

Jason L. Kent, Esq.

Cooley Godward Kronish LLP

4401 Eastgate Mall

San Diego, CA 92121

(858) 550-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (2)	Proposed Maximum Offering Price per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Common Stock, par value $0.01 per share, including related rights to purchase Series A Junior Participating Preferred Stock	4,543,243 shares	$9.88	$44,887,240.84	$2,504.71

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Registrant’s Common Stock (the “Common Stock”) that become issuable under the Charlotte Russe Holding, Inc. 2009 Equity Incentive Plan (the “2009 EIP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Registrant’s Common Stock.

(2)	Represents 185,559 shares of Common Stock that remained available for future grant under the Charlotte Russe Holding, Inc. 1999 Equity Incentive Plan (the “1999 EIP”) as of April 28, 2009 (the “Available Reserve”), the date of adoption of the 2009 EIP by the Registrant’s stockholders, 1,782,684 shares of Common Stock reserved for issuance upon the exercise of outstanding options, restricted stock and restricted stock units granted under the 1999 EIP (the “Outstanding Awards”) and 2,575,000 shares of Common Stock reserved for future grant under the 2009 EIP. The 1999 EIP has been terminated, no further stock awards will be made under the 1999 EIP and the Available Reserve, plus any shares underlying Outstanding Awards that expire or are forfeited, have been allocated to the 2009 EIP.

(3)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h). The price per share and aggregate offering price are based upon the average of the high and low prices of Registrant’s Common Stock on May 22, 2009 as reported on the NASDAQ Stock Market.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by Charlotte Russe Holding, Inc. (the “Registrant” or the “Company”) with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

(a) The Company’s annual report on Form 10-K for the fiscal year ended September 27, 2008 filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above.

(c) The description of the Company’s Common Stock which is contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

The Company is incorporated under the laws of Delaware. Under Section 145 of the Delaware General Corporation Law, the Company has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such liability, provided that such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action, suit or proceeding, such person had no reasonable cause to believe the person’s conduct was unlawful.

As permitted by the Delaware General Corporation Law, the Company’s Certificate of Incorporation provides that its directors shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the Delaware General Corporation Law. The Company’s Certificate of Incorporation further provides that each person who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or competed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Company shall be indemnified and held harmless by the Company to the fullest extent permitted by the Delaware General Corporation Law. Finally, the Company’s Certificate of Incorporation empowers the Company’s directors to provide indemnification to such of the officers, employees and agents of the Company to such extent and to such effect as the Company’s Board of Directors shall determine to be appropriate and authorized by Delaware General Corporation Law.

2.

The Company has entered into indemnification agreements with each of its directors and officers. Such indemnification agreements provide that the Company shall indemnify, and shall advance expenses to, each such indemnified person to the fullest extent permitted by law.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit Number

4.1(1)	Certificate of Incorporation of Charlotte Russe Holding, Inc., as amended.

4.2(1)	Certificate of Amendment to the Certificate of Incorporation of Charlotte Russe Holding, Inc.

4.3(2)	Amended and Restated Bylaws of Charlotte Russe Holding, Inc.

4.4(3)	Certificate of Designation of Series A Junior Participating Preferred Stock, as filed with the Secretary of State of Delaware on August 13, 2008.

4.5(1)	Form of Common Stock Certificate.

4.6(3)	Form of Rights Certificate.

4.7(3)	Rights Agreement, dated August 13, 2008, by and between Charlotte Russe Holding, Inc. and Mellon Investor Services LLC.

5.1	Opinion of Cooley Godward Kronish LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley Godward Kronish LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney is contained on the signature pages.

99.1(4)	2009 Equity Incentive Plan.

(1)	Filed as an exhibit to Registration Statement 333-84297 filed October 15, 1999, and incorporated herein by reference.

(2)	Filed as Exhibit 3.1 to the Company’s Form 8-K filed December 5, 2008, and incorporated herein by reference.

(3)	Filed as an exhibit to the Company’s Form 8-K filed August 14, 2008, and incorporated herein by reference.

(4)	Filed as Exhibit 99.1 to the Company’s Form 8-K filed May 4, 2009, and incorporated herein by reference.

3.

UNDERTAKINGS

1.	The undersigned Registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

4.

2.	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

5.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on May 27, 2009.

CHARLOTTE RUSSE HOLDING, INC.

By:	/s/ John D. Goodman
John D. Goodman
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John D. Goodman and Frederick G. Silny, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John D. Goodman JOHN D. GOODMAN	Chief Executive Officer and Director (Principal Executive Officer)	May 27, 2009

/s/ Frederick G. Silny FREDERICK G. SILNY	Executive Vice President, Chief Financial Officer, Treasurer and Corporate Secretary (Principal Financial Officer)	May 27, 2009

/s/ Jennifer C. Salopek JENNIFER C. SALOPEK	Chairman of the Board	May 27, 2009

/s/ Michael J. Blitzer MICHAEL J. BLITZER	Director	May 27, 2009

/s/ Paul R. Del Rossi PAUL R. DEL ROSSI	Director	May 22, 2009

/s/ Emilia Fabricant EMILIA FABRICANT	President, Chief Merchandising Officer and Director	May 27, 2009

/s/ Herbert J. Kleinberger HERBERT J. KLEINBERGER	Director	May 27, 2009

/s/ Leonard H. Mogil LEONARD H. MOGIL	Director	May 26, 2009

EXHIBIT INDEX

Exhibit Number	Description

4.1(1)	Certificate of Incorporation of Charlotte Russe Holding, Inc., as amended.

4.2(1)	Certificate of Amendment to the Certificate of Incorporation of Charlotte Russe Holding, Inc.

4.3(2)	Amended and Restated Bylaws of Charlotte Russe Holding, Inc.

4.4(3)	Certificate of Designation of Series A Junior Participating Preferred Stock, as filed with the Secretary of State of Delaware on August 13, 2008.

4.5(1)	Form of Common Stock Certificate.

4.6(3)	Form of Rights Certificate.

4.7(3)	Rights Agreement, dated August 13, 2008, by and between Charlotte Russe Holding, Inc. and Mellon Investor Services LLC.

5.1	Opinion of Cooley Godward Kronish LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley Godward Kronish LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney is contained on the signature pages.

99.1(4)	2009 Equity Incentive Plan.

(1)	Filed as an exhibit to Registration Statement 333-84297 filed October 15, 1999, and incorporated herein by reference.

(2)	Filed as Exhibit 3.1 to the Company’s Form 8-K filed December 5, 2008, and incorporated herein by reference.

(3)	Filed as an exhibit to the Company’s Form 8-K filed August 14, 2008, and incorporated herein by reference.

(4)	Filed as Exhibit 99.1 to the Company’s Form 8-K filed May 4, 2009, and incorporated herein by reference.